CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the reference to us under the heading "Experts," which appears in the Registration Statement on Form S-4 (No. 333-90359) of SCG Holding Corporation and Semiconductor Components Industries, LLC.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Phoenix, Arizona
April 4, 2000